UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2006

ADERA MINES LIMITED
(Exact name of registrant as specified in charter)

Nevada	333-121764	98-0427221
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20710 Lassen Street
Chatsworth, California 91311
(Address of Principal Executive Offices)

(818) 341-9200
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

2006 Equity Incentive Plan

On September 14, 2006, the Board of Directors (“Board”) of Adera Mines Limited (the "Company") approved the Company’s 2006 Equity Incentive Plan (the “2006 Plan”) that provides for the grant of up to 10,000,000 shares of the Company’s common stock as incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock and other stock-based awards.

Type of Awards

The 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options, stock appreciation rights, restricted stock and other stock-based awards as described below (collectively, “Awards”). The Board will present the 2006 Plan to its stockholders for approval.

Incentive Stock Options and Nonqualified Stock Option. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Nonqualified Stock Options may not be granted at an exercise price which is less than eighty-five percent (85%) of the fair market value of the common stock on the date of grant. Incentive Stock Options may not be granted at an a exercise price that is less than one hundred percent (100%) of the fair market value of the common stock on the date of grant.
Options may not be granted for a term in excess of ten years.

Stock Appreciation Rights. Stock Appreciation Rights (SARs) may be granted in the form of Affiliated SARs, Freestanding SARs, Tandem SARs or any combination thereof. The grant of a Freestanding SAR shall be at least equal to the fair market value of the common stock on the date of grant.

Restricted Stock Awards. Restricted Stock Awards entitle recipients to acquire shares of common stock, subject to restrictions deemed advisable by the Board of Directors. These restrictions may include, without limitation, restrictions based upon the achievement of specific performance goals, and/or restrictions under applicable Federal or state securities laws.

Other Stock-Based Awards. Under the 2006 Plan, the Board of Directors has the right to grant Performance Units and Performance Shares. Each Performance Unit shall have an initial value that is established by the Board of Directors at the time of grant. Each Performance Share shall have an initial value equal to the fair market value of the common stock on the date of grant. The Board of Directors sets the performance goals in its discretion, which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to participants.

Non-Employee Director Compensation Policy

On September 14, 2006, the Board approved a Compensation Policy for Non-Employee Directors (“Compensation Policy”). The Compensation Policy provides that each non-employee director will receive a stock option grant of 250,000 shares of common stock upon their initial elections or appointment to the Board. The exercise price will be 85% of the closing bid price of the common stock on the date of their appointment or election, as applicable. Options to purchase 130,000 shares will vest on appointment. The balance will vest quarterly over a 12 month period.

The newly appointed directors (William Moothart, Kerry Stirton, Iain Drummond and Gregory Nihon) each received such an option grant, exercisable at $.65 per share.

Indemnification Agreement

On September 14, 2006, the Board approved a form of Indemnification Agreement for each executive officer and director. The agreement provides in general that the Company shall indemnify officers and directors (“Indemnitee”) to the fullest extent permitted by law against all expenses related to any a legal proceeding in which Indemnitee participates by reason of the fact that Indemnitee is or was a director or officer of the Company. This indemnification is subject to a determination by the Board that the Indemnitee is entitled to indemnification under applicable law.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adera Mines Limited.
(Registrant)

Date	September 20, 2006

By:	/s/ J. Stewart Asbury III
Name:	J. Stewart Asbury III
Title:	President